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Exhibit 99.3

CONSENT OF PROSPECTIVE DIRECTOR

        In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in this Registration Statement on Form S-4 of Forestar Group Inc. ("Forestar"), and all amendments thereto (the "Registration Statement"), as a person who is a prospective director of Forestar upon consummation of the Merger (as such term is defined in the Agreement and Plan of Merger, dated as of June 29, 2017, as amended from time to time, by and among D.R. Horton, Inc., Force Merger Sub, Inc. and Forestar, and to the filing of this consent as an exhibit to the Registration Statement.

Date: July 26, 2017

By:	/s/ DONALD J. TOMNITZ Donald J. Tomnitz

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  Exhibit 99.3
CONSENT OF PROSPECTIVE DIRECTOR